EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors of
The Jackson Rivers Company
Pleasantville, New York

         We hereby consent to the incorporation by reference in this Registration Statement of The Jackson Rivers Company on Form S-8 of our report dated February 15, 2003, incorporated in the Annual Report on Form 10-KSB of The Jackson Rivers Company for the year ended December 31, 2002, and to all references to our firm included in this Registration Statement.


Michaelson & Co., P.A., CPA
West Palm Beach, Florida

August 20, 2003